Exhibit 10.jjj

CINERGY CORP. EXCESS PROFIT SHARING PLAN

(Effective as of January 1, 2003)

(Note:  This Table of Contents is not part of the Cinergy Corp. Excess Profit Sharing Plan; instead, this Table of Contents is merely for convenience of reference.)

TABLE OF CONTENTS

ARTICLE I	NATURE AND PURPOSE OF PLAN

1.1	Type of Plan
1.2	Purpose of Plan

ARTICLE II	DEFINITIONS AND RULES OF CONSTRUCTION

2.1	Definitions
2.2	Rules of Construction

ARTICLE III	ELIGIBILITY AND PARTICIPATION

3.1	Eligibility
3.2	Employer Profit Sharing Contributions
3.3	Cessation of Participation

ARTICLE IV	PARTICIPANTS’ ACCOUNTS

4.1	Establishment of Account
4.2	Earnings and Losses
4.3	Credits to Account
4.4	Accounts Unfunded

ARTICLE V	DISTRIBUTION OF BENEFITS

5.1	General Distribution Rules
5.2	Distribution Upon a Change in Control
5.3	Death Benefits
5.4	Designation of Beneficiary

ARTICLE VI	ADMINISTRATION

6.1	Administrator
6.2	Notices
6.3	Powers and Duties of the Committee

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ARTICLE VII	AMENDMENT AND TERMINATION

7.1	Amendment
7.2	Termination

ARTICLE VIII	MISCELLANEOUS

8.1	Relationship
8.2	Other Benefits and Plans
8.3	Anticipation of Benefits
8.4	No Guarantee of Continued Employment
8.5	Waiver of Breach
8.6	Protective Provisions
8.7	Benefit
8.8	Responsibility for Legal Effect
8.9	Tax Withholding

AUTHORIZED SIGNATURE

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CINERGY CORP. EXCESS PROFIT SHARING PLAN

ARTICLE I

NATURE AND PURPOSE OF PLAN

1.1                                 Type of Plan.  The name of this Plan is the Cinergy Corp. Excess Profit Sharing Plan, effective January 1, 2003.  The Plan is maintained by the Company as an unfunded, nonqualified deferred compensation plan for a select group of the Employer’s management or highly-compensated employees.

1.2                                 Purpose of Plan.  The purpose of the Plan is to restore the additional employer profit sharing contributions that an Eligible Employee would have received under the Qualified Plan if the limitations of Code Subsection 415(c) and Code Paragraph 401(a)(17) were not imposed to limit the Eligible Employee’s employer profit sharing contributions under the Qualified Plan.

ARTICLE II

DEFINITIONS AND RULES OF CONSTRUCTION

2.1                                 Definitions.  As used in the Plan, the following words and phrases, when capitalized, have the following meanings except when used in a context that plainly requires a different meaning:

(a)                                  “Account” means the record of a Participant’s total interest in the Plan.

(b)                                 “Beneficiary” means, with respect to a Participant, the person or persons designated pursuant to Section 5.4 to receive benefits under the Plan in the event of the Participant’s death.

(c)                                  “Board of Directors” means the duly constituted board of directors of the Company on the applicable date.

(d)                                 “Change in Control” means an event described in Subsection 5.2(c).

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and interpretive rules and regulations thereunder.

(f)                                    “Committee” means a committee composed of those members of the Compensation Committee of the Board of Directors who are not Participants in the Plan.  To the extent authority to administer the Plan has been delegated to the Cinergy Corp. Benefits Committee, the term “Committee” shall mean the Cinergy Corp. Benefits Committee.

(g)                                 “Company” means Cinergy Corp., a Delaware Corporation, and any corporation that shall succeed to its business and adopt the Plan.

(h)                                 “Effective Date” means January 1, 2003.

(i)                                     “Eligible Employee” means a management or highly compensated Employee who is selected by the Committee to participate in this Plan.

(j)                                     “Employee” means any person who is classified by the Employer as an employee, including officers of the Company or a Related Employer.

(k)           “Employer” means the Company and any Related Employer.

(l)                                     “Employer Profit Sharing Contribution” means, with respect to a Participant, the contribution made by the Employer on behalf of a Participant pursuant to Section 3.2.

(m)                               “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and interpretative rules and regulations thereunder.

(n)                                 “Insolvent” means, with respect to the Company, the Company being unable to pay its debts as they are due, or the Company being subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(o)                                 “Investment Options” means, with respect to any period, the investment options that the Committee makes available to Participants under the Plan.  The Committee, in its sole discretion, may from time to time establish procedures under which one or more Investment Options are made available, in accordance with terms and conditions established by the Committee, only to certain Participants and/or only for certain periods.

(p)                                 “Participant” means an Eligible Employee or former Eligible Employee who has an interest in the Plan pursuant to Section 3.2.

(q)                                 “Plan” means this instrument, as amended from time to time, and the nonqualified deferred compensation plan so established.

(r)                                    “Plan Year” means a calendar year commencing on or after January 1, 2003.

(s)                                  “Qualified Plan” means collectively the defined contribution plan(s) intended to meet the qualification requirements of Code Subsection 401(a) that the Committee, in its sole discretion, may designate from time to time, and which shall initially be limited to the Cinergy Corp. Non-Union Employees’ 401(k) Plan.

(t)                                    “Rabbi Trust” means the grantor trust that the Company, in its sole discretion, may establish pursuant to Subsection 4.4(b) for the deposit of funds to be used for the Employers’ purpose of paying benefits accrued under the Plan, subject to the claims of the Employers’ general creditors in the event that any Employer becomes Insolvent.

(u)                                 “Related Employer” means any Employer that, together with the Company, is under common control or a member of an affiliated service group, as determined under Code Subsections 414(b), (c), (m), and (o).

(v)                                 “Termination of Employment” means, with respect to a Participant, the cessation of the relationship of Employer and Employee between the Participant and the Employer for any reason other than the Participant’s death.  A Participant shall not be treated as having incurred a Termination of Employment until the employment relationship between the Participant and all Related Employers has terminated.

(w)                               “Trustee” means the trustee of the Rabbi Trust that the Company, in its sole discretion, may establish pursuant to Subsection 4.4(b).

2.2                                 Rules of Construction.  The following rules of construction shall govern in interpreting the Plan.  The provisions of this Plan shall be construed and governed in all respects under and by the internal laws of the State of Ohio, to the extent not preempted by federal law.  Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and vice versa.  Words used in the singular shall be construed to include the plural, where appropriate, and vice versa.  The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.  If any provision of the Plan shall be held to be illegal or invalid for any reason, that provision shall be deemed to be null and void, but the invalidation of that provision shall not otherwise impair or affect the Plan.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1                                 Eligibility.  Participation in the Plan is limited to Eligible Employees.  It is intended that participation be limited to Employees who will qualify as members of a “select group of management or highly compensated employees” under Title I of ERISA.

3.2                                 Employer Profit Sharing Contributions.  If an Eligible Employee is credited with an employer profit sharing contribution under the Qualified Plan for a Plan Year, to the extent applicable the Employer shall credit an Employer Profit Sharing Contribution to the Participant’s Account equal to the additional employer profit sharing contribution that the Eligible Employee would have had credited to his account in the Qualified Plan for the Plan Year if the limitations of Code Subsection 415(c) and Code Paragraph 401(a)(17) were not imposed to limit the Eligible Employee’s employer profit sharing contribution under the Qualified Plan.

3.3                                 Cessation of Participation.  Any Participant who ceases to be an Eligible Employee, but continues to be an Employee, shall cease to be eligible to receive contributions under this Article but shall continue to have a Account, shall continue to be credited with earnings and losses on his Account under Section 4.2 (until the Account is fully distributed pursuant to Article V) and shall be entitled to receive benefits under Article V.

ARTICLE IV

PARTICIPANTS’ ACCOUNT

4.1                                 Establishment of Account.  The Committee shall create and maintain adequate records to disclose the interest in the Plan of each Participant and Beneficiary.  Records shall be in the form of individual bookkeeping accounts, which shall be credited with contributions pursuant to Sections 3.2 and earnings and losses pursuant to Section 4.2, and debited with any payments pursuant to Article V.  The Participant shall have the same vested interest in his Account under the Plan as he has with respect to employer profit sharing contributions under the Qualified Plan, and all determinations regarding the Participant’s vested interest in his Account under the Plan shall be made by the Committee in accordance with the terms of the Qualified Plan.  Notwithstanding the preceding sentence, the Participant’s interest in his Account shall be subject to the claims of the Employers’ general creditors in the event the Employer becomes Insolvent.

4.2           Earnings and Losses.

(a)                                  Deemed Investment of Accounts.  During each Plan Year, a Participant’s Account shall be credited with earnings and losses as though they are invested, pursuant to Subsection (b), Subsection (c) or both, as applicable, in one or more of the Investment Options.  The deemed investment of a Participant’s Account among the Investment Options is solely the measure of the investment performance of the Account.  It does not give the Participant any ownership interest in any Investment Option, nor does it bind the Company, the Committee, or the Trustee as to the investment of any Rabbi Trust or any other amounts represented by the Account.

(b)                                 Initial Deemed Investment.  Each Employer Profit Sharing Contribution initially shall be deemed invested in such Investment Option(s) as the Committee, in its sole discretion, may from time to time designate in investment procedures, and which initially shall be the Investment Option known as the Cinergy Corp. Common Stock Fund.  The Employer Profit Sharing Contribution for each Plan Year and earnings and losses thereon shall remain deemed invested in such Investment Option(s) until the Employer Profit Sharing Contribution for the Plan Year (and earnings thereon) becomes subject to Participant direction, which shall occur at such time or times as the Committee, in its sole discretion, may from time to time prescribe in investment procedures, and which initially shall be the earlier of (i) the date on which the Participant attains age 50 or (ii) the date that is three years from the date that the Employer Profit Sharing Contribution for the Plan Year is credited to the Participant’s Account.  An Employer Profit Sharing Contribution that is subject to Participant direction shall be deemed invested in accordance with Subsection (c).

(c)                                  Election Procedure.  Each Participant may make elections, on a form provided by the Committee, to allocate the portion, if any, of his Account that is subject to Participant direction among the Investment Options.  If the Participant fails to make an election with respect to his Account, he shall be deemed to have elected to allocate the portion of his Account that is subject to Participant direction to the Investment Option(s) as the Committee, in its sole discretion, may from time to time designate in investment procedures.  The Committee, in its sole discretion, may establish from time to time investment procedures for a Participant to change his Investment Option designations (for his future amounts subject to Participant direction, his existing amounts subject to Participant direction, or both).  Until a Participant timely files a new investment election form, his prior Investment Option designations shall control.

4.3                                 Credits to Account.  The Employer Profit Sharing Contribution shall be credited to a Participant’s Account in terms of cash on the same date(s) as employer profit sharing contributions are credited to participants’ accounts under the Qualified Plan.

4.4           Accounts Unfunded.

(a)                                  Accounts shall be accounting accruals, in the names of Participants, on the Employer’s books.  Accounts shall be unfunded, so that the Employer’s obligation to pay benefits under the Plan is merely a contractual duty to make payments when due under the Plan.  The Employer’s promise to pay benefits under the Plan shall not be secured in any way, and except as provided in Subsection (b), the Company shall not set aside or segregate assets for the purpose of paying amounts credited to Participants’ Account.

(b)                                 Notwithstanding the provisions of Subsection (a), the Company, in its sole discretion, may establish a Rabbi Trust.  The Employer, in its sole discretion, may make such contributions to the Rabbi Trust as the Committee determines are appropriate to enable the Employer to pay benefits under the Plan.  Any Rabbi Trust established under this Section shall be created pursuant to a written trust document that conforms to the model form of rabbi trust agreement approved by the Internal Revenue Service in Revenue Procedure 92-64 (as amended from time to time).

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1           General Distribution Rules.

(a)                                  General Provisions.  Except as otherwise provided in Sections 5.2 and Section 5.3, a Participant’s Account shall be distributed to the Participant (or to his Beneficiary in the event of his death) as provided in this Section.

(b)                                 Participant’s Election.  A Participant may elect, on a form provided by the Committee and from among the options described in this Section, the form for the payment of his Account.  Notwithstanding the payment terms designated by a Participant on any prior election form, a Participant may elect to change the form of payment of his Account to a form of payment otherwise permitted under this Section; provided that such election shall be made on a form provided by the Committee, and provided further that any such election made less than one year prior to the Participant’s Termination of Employment shall not be valid, and in such case, the distribution of his Account shall be made in accordance with the latest valid election or elections of the Participant.

(1)                                  Form of Distribution.  A Participant may elect to have his contributions (and attributable earnings) for a Plan Year distributed in one of the following forms:

(A)	A lump sum payment; or

(B)	Substantially equal annual installments over a specified number of two to ten years.

(2)                                  Time of Distribution.  Distribution of a Participant’s interest in his Account shall commence as soon as reasonably practicable after the earlier of the Participant’s death or his Termination of Employment.  Subsequent installments shall be payable on or as soon as administratively feasible following the first business day of each succeeding year.

(c)                                  Default Procedure.  If a Participant fails to make an election pursuant to this Section, then, except as otherwise provided in Section 5.2  and Section 5.3, the Participant’s Account (and attributable earnings) shall be distributed in five substantially equal annual installments commencing as soon as reasonably practicable after the earlier of the Participant’s death or his Termination of Employment.

(d)                                 Distribution in Cash.  All distributions from the Plan shall be made in the form of cash.

(e)                                  Small Accounts.  Notwithstanding a Participant’s election regarding the form of payment of his Account, in the event that a Participant’s Account has an aggregate value of less than $50,000 as of his Termination of Employment, the Committee shall have the discretion to distribute the Participant’s entire interest in his Account in a single lump sum payment in cash.

5.2           Distribution Upon a Change in Control.

(a)                                  Election for a Lump Sum Payment.  Each Participant who is designated as a “Selected Participant” by the Committee of the Company (a “Selected Participant”) shall be entitled to make a special payment election in accordance with the provisions of this Section 5.2(a).

(i)                                     Distribution Pursuant to Special Payment Election.  A Selected Participant may elect, on a form provided by the Committee, to receive a distribution of his Account in a single lump sum payable no later than 30 days after the later of (1) the occurrence of a Change in Control or (2) the date of his Termination of Employment.

(ii)                                  Effectiveness of Special Payment Election.  An election made pursuant to this Section 5.2(a) shall become operative only upon the occurrence of a Change in Control.  Once operative, an election made pursuant to this Section 5.2(a) shall override any other payment election made by the Selected Participant pursuant to Section 5.1(b), but only if the Selected Participant’s Termination of Employment occurs either (1) prior to the occurrence of a Change in Control or (2) during the 24-month period commencing upon the occurrence of a Change in Control.

(iii)                               Deadline for Special Payment Election.  In order to be effective, an election made pursuant to this Section 5.2(a) must be made either:

(1)                                  Prior to the occurrence of a Potential Change in Control; or

(2)                                  With the consent of the Committee, during the thirty-day period commencing upon the occurrence of a Potential Change in Control.

In the event that a Potential Change in Control occurs and subsequently ceases to exist, other than as a result of a Change in Control, such Potential Change in Control shall be disregarded for purposes of this Section 5.2(a)(iii).

(iv)                              Withdrawal of Special Payment Election.  A Selected Participant may withdraw, on a form provided by the Committee, a special payment election made by him pursuant to this Section 5.2(a) at anytime specified in Section 5.2(a)(iii)(1) or (2).

(b)                               Committee Discretion for a Lump Sum Payment.  Notwithstanding any other Section, if a Change in Control occurs, the Committee in its sole discretion may elect to accelerate the distribution of a Participant’s Account so that a Participant’s Account shall be distributed to the Participant (or, in the event of his death, to his Beneficiary) in a single lump sum payment no later than 30 days after the Change in Control occurs.

(c)                                Definition of Change in Control.  A “Change in Control” of the Company will be deemed to have occurred if any of the following events occur:

(i)                                     Any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“1934 Act”)), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a beneficial owner in connection with a transaction described in Clause (1) of Paragraph (ii) below; or

(ii)                                  There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, partnership or other entity, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to that merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least sixty percent (60%) of the combined voting power of the securities of the Company or the surviving entity or its parent outstanding immediately after the merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such a Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; or

(iii)                               During any period of two (2) consecutive years, individuals who at the beginning of that period constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election, or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the Board of Directors; or

(iv)                              The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to the sale.

(d)                               Definition of Potential Change in Control.  A “Potential Change in Control” means any period during which any of the following circumstances exist:

(i)                                     The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control shall cease to exist upon the expiration or other termination of such agreement; or

(ii)                                  The Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; provided that a Potential Change in Control shall cease to exist when the Company or such Person publicly announces that it no longer has such an intention; or

(iii)                               Any Person who is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding securities, increases such Person’s beneficial ownership of such securities by an amount equal to five percent (5%) or more of the combined voting power of the Company’s then outstanding securities; or

(iv)                              The Board of Directors adopts a resolution to the effect that, for purposes hereof, a Potential Change in Control has occurred.

Notwithstanding anything herein to the contrary, a Potential Change in Control shall cease to exist not later than the date that (i) the Board of Directors determines that the Potential Change in Control no longer exists, or (ii) a Change in Control occurs.

(e)                                  Definition of Person.  “Person” has the meaning set forth in paragraph 3(a)(9) of the 1934 Act, as modified and used in subsections 13(d) and 14(d) of the 1934 Act; however, a Person will not include the following: (1) the Company or any of its subsidiaries or affiliates; (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or affiliates; (3) an underwriter temporarily holding securities pursuant to an offering of those securities; or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

5.3                                 Death Benefits.  In the event that a Participant dies before his Account is completely distributed, his Beneficiary shall be entitled to a death benefit equal to the amount credited to the Participant’s Account immediately before his death.  The form and timing of the payment of the death benefit shall be determined pursuant to Section 5.1.

5.4                                 Designation of Beneficiary.  A Participant’s Beneficiary shall be the person or persons, including a trustee, designated by the Participant pursuant to the practices of, or rules prescribed by, the Committee, as the recipient of any benefits payable under the Plan following the Participant’s death.  To be effective, a Beneficiary designation must be filed with the Committee during the Participant’s life on a form prescribed by the Committee; provided, however, that finalized divorce or marriage (other than a common law marriage) shall automatically revoke a previously filed Beneficiary designation, unless in the case of divorce the former spouse was not designated as the Beneficiary or in the case of marriage the Participant’s new spouse is already the designated Beneficiary.  If the Participant designates more than one Beneficiary, any payments under this Article to each Beneficiary shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in the shares designated by the Participant.  If no person has been designated as the Participant’s Beneficiary, if a Participant’s Beneficiary designation has been revoked by marriage or divorce, or if no person designated as Beneficiary survives the Participant, the Participant’s estate shall be his Beneficiary.

ARTICLE VI

ADMINISTRATION

6.1                                 Administrator.  The Cinergy Corp. Benefits Committee shall be the Administrator of the Plan.  All decisions of the Committee shall be by a vote of a majority of its members and shall be final and binding.

6.2                                 Notices.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if it is in writing and is hand delivered, or sent by registered or certified mail, to any member of the Committee or its designate.  The notice or filing shall be deemed made as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

6.3                                 Powers and Duties of the Committee.  Subject to the specific limitations stated in this Plan, the Committee shall have the following powers, duties, and responsibilities:  to carry out the general administration of the Plan; to cause to be prepared all forms necessary or appropriate for the administration of the Plan; to keep appropriate books and records; to determine amounts to be distributed to Participants and Beneficiaries under the provisions of the Plan; to determine, consistent with the provisions of this instrument, all questions of eligibility, rights, and status of Participants and Beneficiaries under the Plan; to issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this document; to exercise all other powers and duties specifically conferred upon the Committee elsewhere in this document; and to interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1                                 Amendment.  The Company reserves the right to amend the Plan at any time by action of the Board of Directors or the Committee.  The Company, however, may not make any amendment that reduces a Participant’s benefits accrued as of the date of the amendment unless the Participant consents in writing to the amendment.  Notwithstanding the foregoing, the Company may not amend any of the provisions of Section 5.2 within three years of a Change in Control.

7.2                                 Termination.  The Company reserves the right to terminate the Plan, by action of the Board of Directors or the Committee, at any time it deems appropriate.  Upon termination of the Plan, no further contribution shall be made to the Plan.  Subject to Section 5.2, distribution following termination of the Plan shall be made at the time and under the terms and conditions as the Company, in its sole discretion, shall determine, which shall commence no later than the earlier of a Participant’s death or Termination of Employment.

ARTICLE VIII

MISCELLANEOUS

8.1                                 Relationship.  Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, Participants, Beneficiaries or any other persons.  The Plan is intended to be unfunded for purposes of the Code and ERISA.  The rights of Participants and Beneficiaries to receive payment of deferred compensation under the Plan is strictly a contractual right of payment, and this Plan does not grant, nor shall it be deemed to grant Participants, Beneficiaries, or any other person any interest or right to any of the funds, property, or assets of the Employer other than as an unsecured general creditor of the Employer.

8.2                                 Other Benefits and Plans.  Nothing in this Plan shall be deemed to prevent Participants from receiving, in addition to the benefits provided for under this Plan, any funds that may be distributable to them at any time under any other present or future retirement or incentive plan of the Employer.

8.3                                 Anticipation of Benefits.  Neither Participants nor Beneficiaries shall have the power to transfer, assign, anticipate, pledge, alienate, or otherwise encumber in advance any of the payments that may become due under this Plan, and any attempt to do so shall be void.  Any payments that may become due under this Plan shall not be subject to attachment, garnishment, execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

8.4                                 No Guarantee of Continued Employment.  Nothing contained in this Plan or any action taken under the Plan shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Employer.  The Employer specifically reserves the right to terminate any Participant’s employment at any time with or without cause, and with or without notice or assigning a reason, subject to the terms of any written employment agreement between the Participant and the Employer.

8.5                                 Waiver of Breach.  The Company’s or the Committee’s waiver of any Plan provision shall not operate or be construed as a waiver of any subsequent breach by the Participant.

8.6                                 Protective Provisions.  Each Participant shall cooperate with the Company and the Committee by furnishing any and all information requested by the Company or the Committee in order to facilitate the payment of benefits under the Plan, and by taking any other relevant action as may be requested by the Company or the Committee.  If any Participant refuses so to cooperate, the Company shall have no further obligation to the Participant or his Beneficiary under this Plan, other than to distribute to the Participant the  cumulative contributions that have been made on his behalf, pursuant to the Plan; provided, however, that the Committee may determine that benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage, or expense suffered or incurred by the Company as a result in any way of the Participant’s action or failure to act.

8.7                                 Benefit.  This Plan shall be binding upon and inure to the benefit of the Employer and its successors and assigns.

8.8                                 Responsibility for Legal Effect.  Neither the Committee nor the Company makes any recommendations or warranties, express or implied, or assumes any responsibility concerning the legal context or other implications or effects of this Plan.

8.9                                 Tax Withholding.  The Employer shall withhold from any contributions or from any payment made under the Plan such amount or amounts as may be required by applicable federal, State, or local laws.

                Cinergy Corp. has caused this document to be executed by its duly authorized officer, as of the 20th day of December, 2002.

/s/ Timothy J. Verhagen
By:
Timothy J. Verhagen
Vice President
Human Resources